Exhibit 10.14

Form of Loan and Guarantee Agreement

Agreement No.:

Party A (Lender):

Platform Account Number	Name	ID No.	Investment Amount (¥)	Contact Information

Party B (Borrower):

“Ihongsen” Account Name:

ID No. of Individual/Legal Representative (Entity):

Contact Information:

Address:

Party C (Intermediary): Sichuan Senmiao Ronglian Technology Limited (“ihongsen”)

Legal Representative:

Address:

Party D (Guarantor):

Name/Company Name	ID No. / Legal Representative	Contract Information	Address

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Whereas:

1.	Party A is a person with full capacity for civil conduct under the law of the People’s Republic of China, residing in the territory of the People’s Republic of China. Party A intends to lend funds through the network lending information intermediary platform managed and operated by Sichuan Senmiao Ronglian Technology Limited, with the domain www.ihongsen.com (”ihongsen”) (hereinafter referred to as Party C);

2.	Party B intends to borrow funds from Party A through Party C;

3.	Party C, a limited liability company duly incorporated and existing, provides intermediary services as well as the service of management before, during, and after the loan etc. for the parties of transaction;

4.	Party D agrees to provide the joint liability guarantee for the loan above as agreed herein.

5.	Party A, Party B, and Party D have authorized Party C to provide the information submitted by the three parties (including but not limited to names, valid certificates, licenses, and certificates of rights etc.) for the parties to this Agreement.

6.	In accordance with relevant laws and regulations, including the Contract Law of the People’s Republic of China, the Property Law of the People’s Republic of China, and the Guarantee Law of the People’s Republic of China, as well as other regulatory documents and under the principle of free will, equality, and good faith, Party A, B, C and D hereby enter into this loan and guarantee agreement in consideration of the service for Party A’s issue of the loan for Party B through fully and friendly negotiation on the basis of free will and mutual consultation to comply with.

7.	Prior to execution of this Agreement, Party A, B, C and D have fully discussed and negotiated on the provisions on the rights, obligations, and responsibilities of each party, and clearly understood the liabilities and risks of its own.

I. Loan and Repayment Schedule

1. Loan Schedule

Loan Amount	RMB	(in words)	(in figures)

Repayment Method	1. Monthly repayment of average principal and interest

2. Monthly payment of interest and repayment of the principal at maturity

3. Repayment of principal and interest at maturity with interest calculated on daily basis

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4. Monthly repayment of average principal

5. Others:

Annualized Rate of the Loan

Loan Purpose

Loan Period	to

Completion of the Loan Transaction	Party A authorizes Guangdong Huaxing Bank Co., Ltd. (the “Huaxing Bank”) under the cooperation with Party C to transfer the loan principal to Party B’s personal account of Huaxing Bank or the account designated by Party B under the name of Party B or any third party; remittance of the loan principal into the account designated by Party B shall be deemed as Party B’s receipt of the loan proceeds.

2. Repayment Schedule

Periods	Repayment Interest (yuan)	Repayment Principal (yuan)	Repayment Date	Total repayment amount of the principal and interest (yuan)

II. Rights and Obligations of Each Party

2.1	Party A’s Rights and Obligations

2..1.1	Party A warrants the data and information provided are authentic, complete, and consistent; there is no false information or major facts concealed;

2..1.2	Party A warrants and undertakes that the source of the funds for issue of the loan is legitimate; it is the legal owner of the funds. Any disputes on the funds ownership and validity etc. with any third party shall be settled by Party A; any consequence due to Party A’s failure in the settlement shall also be Party A’s responsibility;

2..1.3	Party A shall not withdraw the bidding or the loan which has been issued after Party A’s submission of the bidding for the subject loan released by Party C;

2..1.4	Party A shall transfer the loan amount to the account designated by Party B (see Article 2.2.2 herein) upon the effective date of this Agreement.

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2..1.5	Party A is entitled to the interest earnings from the loan, and shall pay applicable taxes actively;

2..1.6	Party A has the right to assign the loan to any third party (including but not limited to Party C and other investors on Party C’s platform); however, the assignment must be made through Party C subject to Party C’s relevant rules, and the period of the assignment shall not exceed the remaining period of the loan; Party B and Party D shall continue to perform the obligations under this Agreement to the assignee of the loan;

2..1.7	Party A has the right to, at its option, claim for repayment against either Party B or Party D, even if there is any guarantee or real security for Party B’s loan under this Agreement provided by Party B or any third party, or any repayment guarantee in any other form;

2..1.8	Party A shall pay the platform service fee equal to 8% of the total interest earnings for Party C;

2..1.9	Party A acknowledges that Party C has the right to provide all of Party A’s information to any party of this Agreement in the case of Party A’s default;

2..1.10	Party A expressly acknowledges that it has the awareness of investment risks and the capacity of risk identification; it has the experience in financial products with non-guaranteed principal and is familiar with internet; it has full understanding and capacity to afford the risks declared as follows, and is willing to be solely responsible for the losses of principal and interest arising thereof.

(1) Party B’s Credit Risk

In case of Party B’s loss of the capacity of repayment in short term or long term (including but not limited to change in Party B’s revenues and financial conditions, any personal accident, disease, or death etc.), or any change in Party B’s intention of repayment, Party A may not recover the loan amount as scheduled.

(2) Risks in Financial Liquidity

During the loan period, Party A may be unable to withdraw or use the whole or part of the principal of the loan temporarily.

(3) Force Majeure

Any force majeure, such as wars, riots, and natural disasters etc., may result in the risks in loss of Party A’s assets.

(4) Other potential risks, including but not limited to macroeconomic risks, policy risks, interest risks, system faults etc.

2.2	Party B’s Rights and Obligations

2.2.1	Party B warrants that the data and information provided are authentic, complete, and consistent; there is no false information or major facts concealed;

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2.2.2	Payment account designated by Party B (an account of Huaxing Bank, automatically generated by system)

Account Name :

Account No.:

Bank Name::

2.2.3	Party B warrants it has the legal ownership and exclusive right to dispose of the funds used for repayment; any disputes on the funds ownership and validity etc. with any third party shall be settled by Party B; any losses and liabilities arising thereof shall also be borne by Party B;

2.2.4	Party B accepts Party C’s supervision on its use of the loan proceeds and other financial conditions;

2.2.5	Party B shall repay the principal and interest of the loan in full as scheduled, and pay the intermediary service fee and any other expenses as agreed;

2.2.6	The amount of the loan transferred from Party A’s account to the account designated by Party B shall be transferred from Party B’s designated account to the original account of Party A , i.e. returned by the original route, at maturity of the loan. Party B’s failure in handling in the specified way abovementioned shall be deemed as default;

2.2.7	Any transfer commissions, expenses for evaluation, notarization/witness, mortgage/pledge registration, insurance, and other relevant expenses incurred during the loan transaction shall be on Party B’s responsibility;

2.2.8	The loan shall be used for the purpose specified herein; Party B shall warrant that the loan proceeds under this Agreement will not be used for any activities in violation of national laws and regulations;

2.2.9	Party B agrees upon Party A’s assignment of the loan without Party B’s further consent; in case of Party A’s assignment of the loan, Party B must perform its obligations under this Agreement to the loan assignee, and shall not reject the performance for any reason;

2.2.10	Party B acknowledges that Party C has the right to provide all of Party B’s information to any party of this Agreement in the case of Party B’s default;

2.2.11	Party B agrees that Party C has the right to require Party B or Party D to cover personal accident insurance for Party B or property insurance for Party B’s property with a third party insurance company as the case may be, and to list Party C as the first beneficiary in the insurance policy;

2.2.12	Party B expressly acknowledges that it has full understanding and capacity to afford the risks declared as follows and is willing to be solely responsible for the losses arising thereof.

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(1) Risks in Failure in Obtainment of the Loan

Party C provides the intermediary service for the both lending and borrowing parties only, and will not guarantee Party B’s successful obtainment of the loan. Therefore, failure of bid may occur due to unsuccessful fundraising during invitation of the loan project, and Party B may have the risks in failure in obtainment of the loan. In addition, the fundraising meets Party C’s standards for establishment of a project, but fails in satisfying Party B’s demands; however, any loss caused by these risks shall be borne by Party B; Party C will not be liable for any liability for indemnification.

(2)Risks in Repayment in advance

Whereas there are explicit provisions on the loan limit stipulated in relevant laws and regulations on network lending supervision; therefore, Party B agrees that Party C has the right to require Party B to repay the total amount of the outstanding loan in advance in the case of any investigation and adjustment on the loan projects exceeding the loan limit as required by regulatory authorities, and then pay the amount to Party A accordingly; any losses and risks arising thereof shall be borne by Party B.

(3) Other potential risks, including but not limited to macroeconomic risks, policy risks, interest risks, system faults etc.

2.2.13	Party B agrees and acknowledges that Party B shall notify Party C of any conditions which affect or may affect Party B’s financial conditions, credit status, or repayment capacity etc. within three business days upon occurrence of foregoing conditions, including but not limited to any change in Party A’s premises, production and operation conditions, and major personnel arrangement etc.

2.3	Party C’s Rights and Obligations

2.3.1	Party C has the right to review Party B in respect of its compliance with law;

2.3.2	Party C has the right to review the loan transaction under this Agreement in respect of its compliance with law;

2.3.3	Party C has the right to obtain the data and information of Party A, B, and D, and to review the authenticity, completeness, and consistency of the data and information;

2.3.4	During performance of this Agreement, Party C will bear no joint liability for the obligations of any of Party A, B, or D;

2.3.5	Party C provides the service of connection and matching etc. for Party A and Party B according to the authorization of the both parties; Party C has the right to charge relevant intermediary service fee etc. to Party A and Party B according to the fee scale published and the appropriate agreements executed;

2.3.6	In case of Party A’s assignment of the loan to any third party (including but not limited to Party C and other investors on Party C’s platform), the notice of assignment shall be published on the platform or delivered by courier, email, or SMS etc.; Party C will not give any notice separately;

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2.3.7	If Party C fulfills the repayment obligation in the case of Party B’s failure in making repayment of the loan as scheduled and Party D’s failure in fulfillment of the guarantee obligation, Party C becomes the new creditor and has the right to claim for the liability of Party B and Party D;

2.3.8	Party C is obligated to keep this Agreement and relevant documents referenced herein in electronic form properly, and to provide necessary conditions for the review by Party A, B, and D at any time;

2.3.9	Party C is obligated to keep the information of Party A, B, and D, and the right owner of the collateral or the pledge obtained during execution and performance of this Agreement in confidence.

2.4	Party D’s Rights and Obligations

2.4.1	Party D agrees to provide the joint liability guarantee for Party B’s debts under this Agreement;

2.4.2	The guarantee scope covers the principal and interest of the loan, the liquidated damages agreed herein, and all expenses incurred for realization of the creditor’s right by Party A. Party D may claim for reimbursement against Party B after fulfillment of the guarantee obligations;

2.4.3	Guarantee Period: two years as of the next day of expiration of the loan period

2.4.4	Party D provides the joint liability guarantee; Party A may require any guarantor of Party D to bear all of the guarantee liabilities;

2.4.5	Party D warrants that Party A has the right to, at its option, claim for repayment against Party D first, even if there is any guarantee or real security for Party B’s loan under this Agreement provided by Party B or any third party, or any repayment guarantee in any other form;

2.4.6	Party D’s guarantee for Party B is its real intention; Party D’s guarantee for Party B’s loan is irrevocable;

2.4.7	Party D agrees that it will not be exempt from the guarantee liabilities, even if Party A assigns the loan under its ownership;

2.5	In case that Party B and Party D provide guarantee in the form of mortgage or pledge etc., Party A authorizes Party C or any third party designated by Party C to execute relevant guarantee documents in respect of mortgage or pledge, handle relevant procedures, and exercise the right to the guarantee on behalf of Party A. Both Party B and Party D agree upon the authorization.

2.6	Each party authorizes Party C to conduct enquiry, collection, and use of any credit information from third party credit information agency to the extent permitted by law, which includes following details:

(1) Enquiry of credit information: Each party agrees that Party C may enquire and verify relevant credit information legally collected, sorted, or processed and provided by credit information agency or other information providers to the third party credit information agency or other third parties with appropriate qualifications through the credit information agency (including but not limited to other credit information agencies with appropriate qualifications, government authorities and its subordinates, operators and their distributors, and affiliates etc.).

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(2) Collection of credit information: Each party agrees that Party C may provide the credit information legally obtained or generated during this loan transaction (including but not limited to the information of the subject, the loan, delay in repayment, and property concerned etc. to the extent permitted by laws and regulations) for the third party credit information agency, and agrees upon the third party credit information agency’s storage, sorting, and processing of the information enquired and obtained. The third party credit information agency shall undertake to guarantee the safety of Party B’s information.

(3) Use of credit information: Each party agrees that Party C may use the credit information enquired and obtained for the purpose of its business according to laws and regulations, and that Party C and the third party credit information agency may keep, sort, and process the information enquired and obtained, and use them for evaluation of the credit status of the information subject or verification of the authenticity of the information of the information subject.

III. Taxes

Applicable taxes under this Agreement shall be on the account of each party respectively according to laws. Relevant taxes incurred by Party A and Party B during this business shall be directly declared and paid to competent taxation authorities respectively; Party C will not be responsible for the withholding or handling of the formalities.

IV. Liability for Default

4.1	Party B’s failure in repayment in full by 24:00 on the repayment date shall be deemed as delay in repayment.

4.2	In case of Party B’s failure in repayment of the principal and interest in full as scheduled and in payment of other expenses as agreed herein, the liquidated damages equal to 0.5‰ of the overdue repayment shall be paid for Party A per day till Party B’s repayment of the overdue amount or Party D’s repayment on behalf of Party B, unless otherwise agreed herein.

4.3	In case of any party’s default of the undertakings or any other obligations herein, the non-defaulting party has the right to independently claim for the liquidated damages equal to 10% of the total amount of the loan under this Agreement against the defaulting party unless otherwise agreed herein.

4.4	In addition to the defaulting party’s liability for default according to this Agreement, the defaulting party shall continue to perform any payment obligations.

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4.5	Each party in this Agreement shall strictly perform its obligations under this Agreement; any party may not terminate this Agreement without approval of the four parties or unless otherwise agreed herein.

4.6	In case of Party B’s cancellation of the loan demand with Party C’s approval published through Party C according to Party C’s rules, prevention from effectiveness of this Agreement, or rejection of the performance of this Agreement, the liquidated damages equal to 5% of the loan amount shall be paid for Party A and Party C respectively.

4.7	In case of any party’s default, the defaulting party shall be responsible for the expenses and losses caused to other parties due to the default, including but not limited to the expenses for investigation, litigation, and the attorney fee etc., all of which shall be on borne by the defaulting party.

4.8	In the case of Party B’s failure in making repayment of any period for more than 30 days, or failure in making repayment for continuous two periods (incl.), or any conditions affecting repayment of the loan under this Agreement identified by Party C, such as Party B’s avoidance or refusal of communication or admission of the overdue repayment, intentional transfer of the funds, or deterioration of credit status etc., the total principal and interest of the loan under this Agreement shall fall due immediately; furthermore,

(1) Party B shall repay the outstanding principal, interest, penalty interest, and any other expenses incurred under this Agreement immediately;

(2) Party C has the right to record Party B’s overdue repayment, malicious acts, or bad behavior into the individual credit reference system;

(3) Party C has the right to disclose relevant information of Party B’s default and credit loss, as well as other information of Party B to media, employer, public security authorities, prosecuting authorities, judicial authorities, and service agency for overdue payment collection etc. Party C will bear no liabilities arising thereof.

V. Repayment in advance

5.1	Party B may repay the loan principal in advance, provided that Party B must give a written notice 15 days in advance and obtain the written consent of Party C.

5.2	Prepayment of the total amount of the loan: In case of Party B’s application for repayment of the total principal at one time prior to expiration of the loan period agreed, the interest for the whole month of the prepayment shall be accrued; in such case, Party B shall pay the processing fee for the in-advance repayment equal to ___ ‰ of the amount of the loan principal for Party C.

5.3	Prepayment of part of the loan: In case of Party B’s application for repayment of part of the principal prior to expiration of the loan period agreed, the interest for the whole month of the prepayment shall be accrued; in such case, Party B shall pay the processing fee for the prepayment equal to ___ ‰ of the amount of prepayment of the principal for Party C.

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VI. Termination of the Agreement

6.1	Party A, B, and D agree that Party C may unilaterally terminate this Agreement in advance in any one of the following events. If Party C determines to terminate this Agreement in advance, notice shall be given by means agreed no later than two business days prior to the date of the proposed early termination:

(1) Termination due to force majeure;

(2) Other cases required by laws and regulations or determined by regulatory authorities.

6.2	This Agreement may be terminated as agreed by all the parties through negotiation.

6.3	This Agreement shall be expired upon Party B’s repayment of the principal and interest as well as service fee.

VII. Exemptions

7.1	Party A, B, and D shall pay attention to and review relevant information and rules published by Party C on a timely basis. In case of a failure to timely review or unavailability of timely review due to telecommunication failure, system fault, and other force majeure factors, Party A, B, and D hereby expressly acknowledge that Party C will not bear the responsibilities thereof.

7.2	Party A, B, C, and D acknowledge that any party shall not be liable to each other for any loss caused by transaction interruption and/or delay due to force majeure, such as earthquakes, fires, and wars etc., as well as promulgation of or change in policies etc.

7.3	Party A, B, and D fully understand and support the supervision and management of Party C by regulatory authorities and industrial associations; Party A, B, and D accept any actions taken by Party C as required by depository authorities and industrial associations. Each party of the Agreement shall not be liable to each other for these actions taken by Party C, if any.

7.4	Each party acknowledges that Party C provides the intermediary service for conclusion of the loan transaction between each party only; any risks and legal consequences of the transaction between Party A and Party B through the online accounts and bank accounts provided by Party C or owned by each party shall be borne by each party respectively other than Party C; Party C provides no warranty or undertaking for each party and/or any transactions, and will not take any legal liabilities arising thereof.

VIII. Confidentiality Obligation

8.1	This confidentiality clause survives the termination of this Agreement.

8.2	Party A, B, C, and D shall keep the information and trade secrets obtained during the negotiation, execution, and performance etc. of this Agreement, as well as the contents of this Agreement in confidence at any time.

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IX. Governing Law and Dispute Resolution

9.1	Establishment, validity, interpretation, performance, amendment, and termination of this Agreement as well as resolution of the disputes arising thereof shall be governed by the law of Mainland China.

9.2	Any dispute or controversy arising from performance of this Agreement shall be settled by the four parties through friendly negotiation; should no settlement be reached, any party has the right to submit the case to the people’s court at the place of Party C’s premises for litigation.

X. Miscellaneous

10.1	This Agreement is prepared in electronic form; it shall be established by Party A’s clicking the “Bid Now”; the effective date shall be the date of final generation of this Agreement.

10.2	Execution of this Agreement by Party A, B, C, and D shall be deemed that the four parties have fully understood and agreed upon all of the provisions and contents of this Agreement. For the terms related to this Agreement, which are referred in this Agreement as well as Party C’s agreements and rules, Party C has the right to make amendment from time to time; the amendment shall automatically come into effect immediately after Party C’s publication. This Agreement and any amendment or supplement shall be executed in one or more counterparts in electronic form, each has the same legal effect; furthermore, Party A, B, and D authorize Party C to keep and save the Agreement on the special server of Party C for 5 years as of expiration of the Agreement for reference. The three parties acknowledge the effect of the Agreement in the specified form.

10.3	Each party agrees that Party A may assign its right to the total outstanding loan of Party B under this Agreement (including both the due and undue loan), together with the accessory rights, including but not limited to joint liability guarantee and the rights to mortgage, pledge, and land contracting management etc. to Party C free of charge in the case of Party B’s delay in the repayment of any one period (including principal, interest, penalty interest, and liquidated damages etc.) in full for 10 days. Party C has the right to claim for repayment or take legal measures, such as actions and arbitration etc. against Party B and Party D; the amount obtainment from the claim for repayment shall be paid for Party A after deducting the expenses incurred for claim for the repayment by Party C and relevant expenses. Party B and Party D agree that the foregoing assignment of the loan shall be binding on Party B and Party D without separate notice; in addition, Party C may make further assignment of the loan without separate notice given to Party B and Party D.

10.4	In case of occurrence of cause for inheritance or bequest of the loan under the ownership of Party A during the loan period, the inheritor or the legatee claiming for the rights must provide the notarial instruments on the inheritance or bequest issued by national notarization authorities for Party B; Party B shall assist in handling the formalities of inheritance or bequest after verification; any applicable taxes shall be declared and paid by the inheritor or the legatee claiming for the rights to the competent tax authorities; Party B will not be liable for handling of the relevant formalities.

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10.5	Each party authorizes Party C to submit the real name registration information to the third party electronic signature platform under cooperation and to generate the electronic signature and seal of each party; each party acknowledges that the electronic signature and seal have the same legal effect with the signature and seal of each party. Party C and its third party electronic signature platform under cooperation undertake and warrant the information safety of each party.

10.6	Execution, effectiveness, and performance of this Agreement are not in violation of laws and regulations. In case of any one or more provisions herein in violation of applicable laws and regulations, the provision(s) shall be void; however, the invalid provision(s) shall not affect the effect of other provisions herein.

10.7	Any change in relevant information of Party A, B, and D [Party A, B, and D (including individual and entity), family contact person of himself/herself, company contact person or emergency contact person, their employer, address, home phone number, mobile phone number, email, and account number of himself/herself/contact person] shall be updated for Party C on a timely basis; any loss caused by failure in updating the information shall be borne by the party failing in updating.

10.8	Each party agrees that any notice, reminder, and court instrument etc. under this Agreement shall be given to the address of each party first written above (in case of discrepancy between the addresses indicated in the Confirmation of Address for Service issued by each party and designated in this Agreement, the Confirmation of Address for Service shall prevail.). Unless otherwise specified in any court instrument, service of other notices and reminders under this Agreement shall be deemed to be effected on the seventh business day upon the dispatch date, whether the recipient actually signs for receipt or not.

10.9	Party C has the right of final interpretation of this Agreement.

10.10	Term of this Agreement: from the date of concluding this Agreement to the date of fulfillment of the rights and obligations of each party.

[Signature Page Follows]

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Party A (Lender):

Party B (Borrower):

Party C (Intermediary): Sichuan Senmiao Ronglian Technology Limited

By:
Name:
Title:

Party D (Guarantor):

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